Exhibit 99.1
OLAPLEX Reports Fourth Quarter and Fiscal Year 2025 Results
NEW YORK, NY – March 5, 2026 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "We ended 2025 on a high note with fourth quarter sales growth of 4.3%. In 2025, we delivered on our Bonds & Beyond transformation priorities, driving renewed brand momentum and building a consistent innovation pipeline while strengthening execution and sharpening strategic focus. As we enter 2026, we do so with a clear path forward and a more balanced, sustainable approach to investment and growth."
For the fourth quarter of 2025 compared to the fourth quarter of 2024:
•Net sales increased 4.3% to $105.1 million;
◦By channel:
▪Specialty Retail decreased 14.5% to $24.7 million;
▪Professional increased 18.9% to $36.8 million;
▪Direct-To-Consumer increased 6.6% to $43.6 million;
◦Net sales increased 0.8% in the United States and increased 7.6% internationally;
•Net loss was $13.1 million, as compared to $8.8 million for the fourth quarter of 2024;
•Diluted net loss per share was $(0.02), as compared to $(0.01) for the fourth quarter of 2024.
For the fiscal year 2025 compared to the fiscal year 2024:
•Net sales increased 0.1% to $423.0 million;
◦By channel:
▪Specialty Retail decreased 8.3% to $130.4 million;
▪Professional increased 5.5% to $153.3 million;
▪Direct-To-Consumer increased 3.1% to $139.3 million;
•Net loss was $9.3 million, as compared to net income of $19.5 million for 2024;
•Diluted net (loss) income per share was $(0.01), as compared to $0.03 for 2024.
Three Months Ended December 31, 2025 Results

(Amounts in thousands, except per share data)
	Three Months Ended December 31,
	2025	2024	% Change
Net Sales	$105,119	$100,741	4.3%
Gross Profit	$71,457	$66,776	7.0%
Gross Profit Margin	68.0%	66.3%
Adjusted Gross Profit	$74,162	$69,064	7.4%
Adjusted Gross Profit Margin	70.6%	68.6%
SG&A	$65,107	$52,869	23.1%
Adjusted SG&A	$61,415	$50,306	22.1%
Net Loss	$(13,102)	$(8,800)	48.9%
Adjusted Net Income	$5,560	$7,630	(27.1)%
Adjusted EBITDA	$12,861	$17,489	(26.5)%
Adjusted EBITDA Margin	12.2%	17.4%
Diluted Net Loss Per Share	$(0.02)	$(0.01)	100.0%
Adjusted Diluted Net Income Per Share	$0.01	$0.01	—%

Fiscal Year 2025 Results

(Amounts in thousands, except per share data)
	Year Ended December 31,
	2025	2024	% Change
Net Sales	$422,960	$422,670	0.1%
Gross Profit	$293,646	$292,290	0.5%
Gross Profit Margin	69.4%	69.2%
Adjusted Gross Profit	$303,631	$301,632	0.7%
Adjusted Gross Profit Margin	71.8%	71.4%
SG&A	$243,113	$181,685	33.8%
Adjusted SG&A	$211,375	$170,550	23.9%
Net (Loss) Income	$(9,252)	$19,522	(147.4)%
Adjusted Net Income	$51,383	$75,713	(32.1)%
Adjusted EBITDA	$93,869	$129,665	(27.6)%
Adjusted EBITDA Margin	22.2%	30.7%
Diluted Net (Loss) Income Per Share	$(0.01)	$0.03	(133.3)%
Adjusted Diluted Net Income Per Share	$0.08	$0.11	(27.3)%
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin and adjusted diluted net income per share are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States of America ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of December 31, 2025, the Company had $318.7 million of cash and cash equivalents, compared to $586.0 million as of December 31, 2024. Inventory at the end of the fourth quarter of 2025 was $60.2 million, compared to $75.2 million at December 31, 2024. Long-term debt, net of current portion and deferred debt issuance costs was $352.3 million as of December 31, 2025, compared to $643.7 million as of December 31, 2024.
Fiscal Year 2026 Guidance
The Company's fiscal year 2026 guidance below assumes no material impact from tariffs or the current geopolitical environment. The fiscal year 2026 net sales guidance below also reflects management's expectation that the net sales performance for the first quarter will trend below the expected net sales performance for the full fiscal year 2026, on a percentage basis, with consumer demand expected to be weighted towards the second half of the year as strategic initiatives take effect. Further, management expects that adjusted EBITDA margin in the first quarter will trend significantly below the expected adjusted EBITDA margin for the full fiscal year 2026, as marketing spend is expected to be front loaded in fiscal year 2026.

For Fiscal 2026:
(Dollars in millions)	2026	2025 Actual
Net Sales	$414 - $435	$423
Adjusted Gross Profit Margin*	71% to 72%	71.8%
Adjusted EBITDA Margin*	21% to 22%	22.2%
*Adjusted gross profit margin and adjusted EBITDA margin are non-GAAP measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.

Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review fourth quarter and fiscal 2025 financial results at 9:00am ET/6:00am PT on March 5, 2026. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is a foundational health and beauty company powered by breakthrough innovation and the professional hairstylist. Born in the lab and brought to the chair, our products are designed to enable Pros and their clients to achieve their best results and to provide consumers with a holistic healthy hair regimen. Founded in 2014, OLAPLEX revolutionized prestige hair care with its category creating Complete Bond Technology™, which works by protecting, strengthening and relinking all three bonds during and after hair services. Since then, OLAPLEX has expanded into a full suite of hair health formulas. OLAPLEX’s award-winning products are sold globally through an omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.
Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability, including revenue shifts across channels; the Company's financial guidance for fiscal year 2026, including net sales, adjusted gross profit margin and adjusted EBITDA margin; the Company's expectations regarding net sales and adjusted EBITDA margin for the first quarter 2026; the Company's financial position, profitability, sell-through, operating expenses and growth; demand for the Company’s products; the Company’s innovation strategy and pipeline; the Company's international strategy and operations; the Company’s business transformation plans, strategies, investments, priorities and objectives, including the impact and timing thereof; the Company's packaging redesign initiative; the Company's capital allocation opportunities; the Company’s sales, marketing, promotion and education initiatives and related investments, and the impact, focus and timing thereof; general economic and industry trends, including tariffs; sales channels; inventory levels; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: the Company’s dependence on the success of its business transformation plan; competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the capabilities and performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain, including sourcing, manufacturing and quality control; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company’s ability to accurately forecast customer and consumer demand for its products; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy, tariffs and other trade policies; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of general economic conditions, disruptions in business conditions, and the financial strength of the Company’s consumers and customers on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; the Company's ability to integrate or realize the intended benefits of its acquisitions or strategic investments; and the other factors identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.
Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted basic and diluted net income per share. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income (loss), adjusted to exclude: (1) interest expense, net; (2) income tax provision (benefit); (3) depreciation and amortization; (4) share-based compensation expense; (5) certain litigation-related expenses; (6) acquisition-related costs; (7) executive reorganization costs and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted gross profit as gross profit, adjusted to exclude amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) certain litigation-related expenses; (3) acquisition-related costs and (4) executive reorganization costs. The Company calculates adjusted net income as net income (loss), adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) share-based compensation expense; (3) certain litigation-related expenses; (4) acquisition-related costs; (5) executive reorganization costs; (6) deferred debt issuance costs write-offs; (7) Tax Receivable Agreement liability adjustments; and (8) tax effect of non-GAAP adjustments. The Company calculates adjusted basic and diluted net income per share as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA margin and adjusted gross profit margin. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA margin and adjusted gross profit margin to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) costs related to potential debt or equity transactions and (b) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2026 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$318,731	$585,967
Accounts receivable, net of allowances of $18,123 and $15,859	29,013	14,934
Inventory	60,215	75,165
Prepaid expenses and other current assets	62,387	13,647
Total current assets	470,346	689,713
Property and equipment, net	1,422	1,442
Intangible assets, net	847,821	899,549
Goodwill	168,300	168,300
Deferred tax assets	46	—
Other assets	9,552	8,719
Total assets	$1,497,487	$1,767,723

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$8,117	$10,423
Accrued expenses and other current liabilities	85,304	35,639
Current portion of long-term debt	—	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	9,206	11,842
Total current liabilities	102,627	64,654
Long-term debt	352,290	643,712
Deferred tax liabilities	5,283	5,164
Related Party payable pursuant to Tax Receivable Agreement	155,858	177,469
Other liabilities	2,039	2,322
Total liabilities	618,097	893,321

Commitments and Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 669,076,651 and 664,224,893 shares issued and outstanding as of December 31, 2025 and 2024, respectively	669	664
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Additional paid-in capital	342,345	328,538
Accumulated other comprehensive loss	(337)	(765)
Retained earnings	536,713	545,965
Total stockholders’ equity	879,390	874,402
Total liabilities and stockholders’ equity	$1,497,487	$1,767,723

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net sales	$105,119	$100,741	$422,960	$422,670
Cost of sales:
Cost of product (excluding amortization)	30,957	31,677	119,329	121,038
Amortization of patented formulations	2,705	2,288	9,985	9,342
Total cost of sales	33,662	33,965	129,314	130,380
Gross profit	71,457	66,776	293,646	292,290
Operating expenses:
Selling, general, and administrative	65,107	52,869	243,113	181,685
Amortization of other intangible assets	10,854	10,862	43,582	43,669
Total operating expenses	75,961	63,731	286,695	225,354
Operating (loss) income	(4,504)	3,045	6,951	66,936
Interest expense	7,551	14,877	41,342	59,585
Interest income	(2,659)	(6,312)	(14,828)	(25,379)
Other (income) expense, net:
Tax Receivable Agreement liability adjustment	(2,666)	3,915	(12,118)	3,915
Other (income) expense, net	(37)	1,362	(1,268)	1,903
Total other (income) expense, net	(2,703)	5,277	(13,386)	5,818
(Loss) income before income taxes	(6,693)	(10,797)	(6,177)	26,912
Income tax provision (benefit)	6,409	(1,997)	3,075	7,390
Net (loss) income	$(13,102)	$(8,800)	$(9,252)	$19,522

Net (loss) income per share:
Basic	$(0.02)	$(0.01)	$(0.01)	$0.03
Diluted	$(0.02)	$(0.01)	$(0.01)	$0.03

Weighted average common shares outstanding:
Basic	668,087,032	663,154,824	666,459,101	661,980,612
Diluted	668,087,032	663,154,824	666,459,101	665,397,655

Other comprehensive income (loss):
Unrealized gain (loss) on derivatives, net of income tax effect	$151	$220	$428	$(2,130)
Total other comprehensive income (loss)	151	220	428	(2,130)
Comprehensive (loss) income	$(12,951)	$(8,580)	$(8,824)	$17,392

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net (loss) income	$(9,252)	$19,522
Adjustments to reconcile net (loss) income to net cash provided by operating activities:	67,912	123,546
Net cash provided by operating activities	58,660	143,068
Net cash used in investing activities	(12,606)	(4,891)
Net cash used in financing activities	(313,290)	(18,610)
Net (decrease) increase in cash and cash equivalents	(267,236)	119,567
Cash and cash equivalents - beginning of year	585,967	466,400
Cash and cash equivalents - end of year	$318,731	$585,967
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(amounts in thousands, except per share and share data)
(Unaudited)
The following tables present a reconciliation of net (loss) income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net (Loss) Income to Adjusted EBITDA
Net (loss) income	$(13,102)	$(8,800)	$(9,252)	$19,522
Depreciation and amortization of intangible assets	13,636	13,243	53,912	53,497
Interest expense, net	4,892	8,565	26,514	34,206
Income tax provision (benefit)	6,409	(1,997)	3,075	7,390
Share-based compensation expense	3,593	2,563	13,285	11,123
Certain litigation-related expenses(1)	76	—	9,148	—
Acquisition-related costs(2)	23	—	9,305	—
Executive reorganization cost(3)	—	—	—	12
Tax Receivable Agreement liability adjustment	(2,666)	3,915	(12,118)	3,915
Adjusted EBITDA	$12,861	$17,489	$93,869	$129,665
Adjusted EBITDA margin	12.2%	17.4%	22.2%	30.7%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$71,457	$66,776	$293,646	$292,290
Amortization of patented formulations	2,705	2,288	9,985	9,342
Adjusted gross profit	$74,162	$69,064	$303,631	$301,632
Adjusted gross profit margin	70.6%	68.6%	71.8%	71.4%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of SG&A to Adjusted SG&A
SG&A	$65,107	$52,869	$243,113	$181,685
Share-based compensation expense	(3,593)	(2,563)	(13,285)	(11,123)
Certain litigation-related expenses(1)	(76)	—	(9,148)	—
Acquisition-related costs(2)	(23)	—	(9,305)	—
Executive reorganization cost(3)	—	—	—	(12)
Adjusted SG&A	$61,415	$50,306	$211,375	$170,550

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Reconciliation of Net (Loss) Income to Adjusted Net Income
Net (loss) income	$(13,102)	$(8,800)	$(9,252)	$19,522
Amortization of intangible assets (excluding software)	12,888	12,471	50,715	50,073
Share-based compensation expense	3,593	2,563	13,285	11,123
Deferred debt issuance cost write-off(4)	—	—	2,573	—
Certain litigation-related expenses(1)	76	—	9,148	—
Acquisition-related costs(2)	23	—	9,305	—
Executive reorganization cost(3)	—	—	—	12
Tax Receivable Agreement liability adjustment	(2,666)	3,915	(12,118)	3,915
Tax effect of adjustments	4,748	(2,519)	(12,273)	(8,932)
Adjusted net income	$5,560	$7,630	$51,383	$75,713
Adjusted net income per share:
Basic	$0.01	$0.01	$0.08	$0.11
Diluted	$0.01	$0.01	$0.08	$0.11
Weighted average diluted shares outstanding(5)	669,084,977	667,406,963	667,937,971	665,397,655
(1)Represents litigation costs related to the Lilien securities class action. The Company considers litigation costs related to the Lilien securities class action, as described in Note 14 to the Company's Annual Report on Form 10-K for the year ended December 31, 2025, to be non-recurring and non-ordinary. While the Company did not adjust for these costs during the year ended December 31, 2024 because the amounts incurred in 2024 were not material, commencing with the three months ended March 31, 2025, the Company has included an adjustment for these costs as a result of the court's denial of the Company's motion to dismiss in February 2025. The Company believes adjusting for such costs provides investors with meaningful information regarding the Company’s core operating performance.
(2)Represents non-recurring and non-ordinary costs related to the acquisition of all of the outstanding capital stock of Purvala Bioscience, Inc. ("Purvala") by Olaplex, Inc. on August 20, 2025.
(3)Represented benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.
(4)Represents the write-off of deferred debt issuance costs associated with the Company's $300.0 million voluntary repayment of outstanding principal on its term loan facility under the Company's credit agreement on May 1, 2025.
(5)Weighted average diluted shares outstanding for the three months and year ended December 31, 2025 and for the three months ended December 31, 2024 differ from the GAAP presentation on the Company's Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income due to the Company being in a loss position on an unadjusted basis.

Contacts:
Investors:
Michael Oriolo
Vice President, Investor Relations
michael.oriolo@olaplex.com
Financial Media:
Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com